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                                                                     EXHIBIT 5.1

                               OPINION OF COUNSEL

                                 March 10, 1998
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Lycos, Inc.
500 Old Connecticut Path
Framingham, MA 01701

REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by Lycos, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") on or about March 10, 1998 in connection
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with the registration under the Securities Act of 1933, as amended, of (i) a total of 2,200,000 shares of the Company's Common Stock reserved for issuance under the Company's 1996 Stock Option Plan (the "Lycos Plan") and (ii)
187,409 shares of the Company's Common Stock reserved for issuance under the Company's assumed Tripod, Inc. 1995 Stock Option Plan (the "Tripod Plan"). As the Company's legal counsel in connection with this transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by the Company in connection with the sale and issuance of the foregoing shares under the Lycos Plan and Tripod Plan, respectively (collectively, the "Shares").

Based upon the foregoing, and having regard for such legal considerations as we deem relevant, we are of the opinion that the Shares, when issued and sold in the manner described in the Registration Statement will be legally and validly issued, fully paid and non-assessable.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us under the caption "Interests of Named Experts and Counsel" in the Registration Statement, including the Prospectus constituting a part thereof, and in any amendment thereto.

                                      Very truly yours,


                                      HUTCHINS, WHEELER & DITTMAR,
                                      A Professional Corporation



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